UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2024
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2024, Akebia Therapeutics, Inc. (the “Company”) announced the appointment of Erik Ostrowski as the Company’s Senior Vice President, Chief Financial Officer, Chief Business Officer, Treasurer and principal financial officer, effective June 24, 2024 (the “Effective Date”). Mr. Ostrowski will report directly to the Company’s President and Chief Executive Officer, John Butler.

In connection with Mr. Ostrowski’s appointment, the Company entered into an offer letter with Mr. Ostrowski, which provides for Mr. Ostrowski’s at-will employment for an indefinite term (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Ostrowski will receive a base salary of $540,000 a year and will have an individual annual bonus target of up to 45% of his base salary. Mr. Ostrowski will be granted options to purchase 500,000 shares of the Company’s common stock (the “Options”) and 350,000 restricted stock units (the “RSUs”), effective as of June 28, 2024. The Options will be granted consistent with Nasdaq Listing Rule 5635(c)(4), have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant and will vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the date of grant and the remaining 75% of the underlying shares vesting in equal quarterly installments thereafter. The RSUs will be granted under the Company’s 2023 Stock Incentive Plan and will vest over a three-year period, with one-third of the shares vesting on the first, second and third anniversary of the date of grant. In addition, the Company will enter into an Indemnification Agreement and an Executive Severance Agreement with Mr. Ostrowski, the terms of each of which are consistent with the forms of Indemnification Agreement and Executive Severance Agreement described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2024, such descriptions being incorporated herein by reference and qualified in their entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2018, and the full text of the form of Executive Severance Agreement, which was filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2024, respectively.

Mr. Ostrowski served as President, Interim Chief Executive Officer, Chief Financial Officer and Treasurer of AVROBIO, Inc., a public biotechnology company, from May 2023 to June 2024 and served as its Chief Financial Officer and Treasurer from January 2019 to May 2023. From 2014 to 2018, Mr. Ostrowski served as the Chief Financial Officer of Summit Therapeutics plc., a public biotechnology company. Prior to that, he served as Vice President of Finance at Organogenesis Inc., a biotechnology company, from July 2010 to June 2014. He also previously worked in investment banking, most recently as a director with Leerink Partners LLC. Mr. Ostrowski began his career as an accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Ostrowski served on the Board of Directors of Faron Pharmaceuticals Oy, a public biopharmaceutical company, from April 2022 to April 2024. He received a B.S. in accounting and economics from Babson College and a M.B.A. from the University of Chicago Booth School of Business.

The selection of Mr. Ostrowski to serve as an officer of the Company was not pursuant to any other arrangement or understanding with respect to any other person. There are no family relationships between Mr. Ostrowski and any director or executive officer of the Company, and there are no transactions between Mr. Ostrowski and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: June 24, 2024	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer